PROMISSORY NOTE

$1,975,000.00                                                  May 13, 1996
                                                     New Orleans, Louisiana

     FOR VALUE RECEIVED, I, we, and each of us, in solido, whether as makers, endorsers or sureties, (all hereinafter collectively the "Borrower"), promise to pay to the order of Bally Gaming, Inc. (the "Lender") at 6601 South Bermuda Road, Las Vegas, Nevada 89119, the principal sum of One Million Nine Hundred Seventy-five Thousand and 00/100
($1,975,000.00) Dollars, plus interest thereon, at the rate of eleven per cent (11%) per annum, from date until paid, or so much thereof as may be outstanding from time to time, payable as follows:

A $296,250.00 principal payment shall be made by Borrower to Lender by May 28, 1996, with the balance payable monthly, in 36 equal payments of principal and interest of $55,676.85, beginning sixty days after the commencement of gaming operations on the M/V Crescent city Queen, official Number 1028319 ("vessel"), or sixty days from date hereof, whichever is later. Notwithstanding the foregoing, Borrower may, at Borrower's sole option, fully satisfy Borrower's obligations under this note by making a single payment in the amount of $1,700,000.00, by wire transfer of immediately available funds to Lender's bank account number 1840087346, at First Interstate Bank, ABA Routing number 121200019, at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89193, on or before May 28, 1996, which payment shall constitute full and final payment of Borrower's obligations under this note.

     The term "commencement of gaming operations" shall mean the first day after the date of this agreement on which members of the general public is admitted to the Vessel for the purpose of conducting gaming activities.

     All payments and prepayments made by the Borrower hereunder shall be made in lawful money of the United states to the Lender in immediately available funds before 5:00 P.M. (Pacific time) on the date that such payment is required to be made. The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Borrower's accounts with the Lender any amount so due. Any payment received and accepted by the Lender after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the Lender's next following Business Day. If the day for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest. For the purposes of this paragraph "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Las Vegas, Nevada.

The Borrower and any guarantor, accommodation party, endorser or other person or entity liable for the demand or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit, diligence in taking any action to collect amounts called for hereunder and in the handling of property at any time existing as security in connection herewith, and shall be directly and primarily liable, in solido, for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with, respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

Any of the following events shall be considered an "Event of Default" as that term is used herein: (i) the Borrower fails to make payment when due of any principal or interest installment on this Note; (ii) the Borrower defaults in the payment of any amounts due to the Lender or in the observance or performance of any of the covenants, or agreements contained in any security or credit agreements, notes, leases, collateral or other documents relating to any debt of the Borrower to the Lender, including the indebtedness represented by this Note; (iii) the Borrower defaults in the payment of any amounts due to any person (other than the Lender) or in the observance or performance of any of the covenants or agreements contained in any security or credit agreements, notes, leases, collateral or other documents relating to any Debt of the Borrower to any person (other than the Lender) in excess of $500,000.00, and any grace period applicable to such default has elapsed; (iv) a receiver, conservator, liquidator or trustee of the Borrower, or of any of its property is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower, under the Federal Bankruptcy Code; or the Borrower is adjudicated bankrupt or insolvent or any material portion of the property of any of the Borrower is sequestered by court order and such order remains in effect for more than 30 days after such party obtains knowledge thereof, or a petition is filed against the Borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in affect, and such petition is not dismissed within 60 days; (v) the Borrower files a case under the Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;' (vi) the Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or of all or any part of its property; (vii) judgment for the payment of money in excess of $500,000.00 (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower, and the Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said 30-day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles; or (viii) a writ or warrant of attachment or any similar process shall be issued by any court against all or any material portion of the property of the Borrower, and such writ or warrant of attachment or any similar process is not released or bonded within 30 days after its entry.

     Upon the happening of any Event of Default specified in the preceding paragraph (other than clauses (iv) and (v) thereof), the Lender may, without notice to the Borrower, declare the entire principal amount of the Note plus interest accrued hereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower. Upon the happening of any Event of Default specified in clauses
(iv) or (v) of the preceding paragraph, the entire principal amount of this Note plus interest accrued hereon shall, without notice or action by the Lender, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

    Upon the occurrence of any Event of Default, the Lender shall have the right to set-off any funds of the Borrower in the possession of the Lender against any amounts then due by the Borrower to the Lender on this note.

    If an Event of Default occurs and this Note is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Borrower agrees it is also to pay the owner and holder of this Note twenty-five (25%) percent of all sums due hereunder as attorneys' fees.

     This Note shall be governed by and construed under the laws of the state of Louisiana.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered on the day first written above.



                                 CASINO MAGIC OF LOUISIANA, CORP.
                                   BORROWER


                                 By: /s/ Robert A. Callaway
                                     ROBERT A. CALLAWAY, Secretary